EXHIBIT 10.8

MEMORANDUM OF UNDERSTANDING

This Memorandum of Understanding (herein “MOU”) is made this 10th day of September, 2007, between The Old Point National Bank of Phoebus (“Old Point”) and Tidewater Mortgage Services, Inc. (“Tidewater”).

RECITALS

The parties hereto have entered into a joint venture by forming Old Point Mortgage, LLC (“OPM”) in which Tidewater owns 51% and Old Point 49%.

The parties hereto desire to memorialize their understanding on the business to be conducted by OPM.

NOW, THEREFORE, pursuant to the foregoing premises and the covenants hereinafter set forth, the parties agree as follows:

1. OPM Formation. The parties will simultaneous with the execution of this MOU execute the Operating Agreement for OPM. Old Point will place $171,500.00 (49%) of initial capital into OPM and Tidewater will place $178,500.00 (51%) of initial capital in OPM. Old Point will own 49% of OPM and Tidewater 51%.

2. Employees. OPM will initially have five (5) employees which will be W-2d employees working full-time for OPM. There will be one Operations/Sales Manager (“OSM”) and four (4) loan originators. The OSM shall be in charge of day-to-day management and operations of OPM.

3. Member Services to OPM. Attached hereto as Schedule A is a list of services which Old Point or Tidewater will initially provide to OPM and the fees to be charged. It is agreed that all fees charged OPM shall be at fair market rates, the same as they would charge to other entities and the same as would be charged by independent third parties that provide similar services. To the extent that it is determined at any time that any fees charged by Old Point or Tidewater to OPM do not comply with the foregoing requirement, they shall be adjusted to comply. Subject to the foregoing requirement, all fees will be reviewed annually to determined the appropriateness of any changes. No fees will be charged that are not disclosed on Schedule A unless agreed by Old Point and Tidewater and they comply with RESPA.

4. RESPA. It is the parties intent to ensure that the conduct of business for OPM complies with all requirements of the Real Estate Settlement Procedures Act (“RESPA”) and that OPM constitutes a bona fide provider of settlement services under RESPA. Any and all actions or changes necessary for compliance will be implemented. Attached hereto as Schedule B is the HUD “Policy Statement on Sham Controlled Business Arrangements.” The parties shall periodically review OPM operations to maintain compliance with the Policy Statement.

5. Financial Records. OPM will provide full access to its financial records to Old Point, Tidewater and internal and external auditors of Old Point and Tidewater.

6. Offices. OPM may lease office space from Old Point or Tidewater at fair market value and operate at such location subject to compliance with RESPA.

7. Reporting. A management representative of OPM will provide production reports to Old Point and Tidewater and if requested, attend various monthly meetings of Old Point and Tidewater to present such reports.

8. Holiday Functions. OPM employees will be invited to social/holiday functions of Old Point and Tidewater.

9. Deposit Accounts. OPM will maintain deposit accounts at Old Point on the same terms as any other depositor.

10. Financial Reporting. Financial Reporting will be provided by the second business day of each month. Warehouse line reconciliation will occur daily.

11. Old Point Purchase of Loans. From time to time, Old Point may purchase an OPM originated loan in which event the purchase price shall be the same as a third party independent investor would pay for the same loan.

12. Budget. Attached as Schedule C is the initial budget prepared by OSM, Old Point and Tidewater.

13. Amendment. This MOU may be amended from time to time by the mutual agreement of Old Point and Tidewater.

IN WITNESS WHEREOF, the parties have set forth their signatures below.

THE OLD POINT NATIONAL BANK OF PHOEBUS		TIDEWATER MORTGAGE SERVICES, INC.

By	/s/ Louis G. Morris	By	/s/ Tom Harriman
	President/CEO		President

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